                                                                   Exhibit 10.25


                             MODIFICATION AGREEMENT


         BY THIS MODIFICATION AGREEMENT (the "Agreement"), made and entered into as of the 12th day of February, 1999, BANK ONE, ARIZONA, NA, a national banking association, as administrative agent for the Banks (as hereinafter defined) (the "Administrative Agent"), and SIMULA, INC., an Arizona corporation (the "Company"), all present and future Subsidiaries of the Company (with the Company, the "Borrower"), in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, hereby confirm and agree as follows:

                                    RECITALS:

         A. Borrower, the Administrative Agent, the Issuing Bank and the "Banks" named therein entered into that Senior Credit Agreement dated November 6, 1998 to provide financial accommodations to the Borrower as provided therein (as modified from time to time, the "Senior Credit Agreement").

         B. Borrower and the Administrative Agent, with the consent of the Banks and the Issuing Bank, desire to modify the Senior Credit Agreement as set forth herein.

         C. All undefined capitalized terms used herein shall have the meaning given them in the Senior Credit Agreement.

                                   AGREEMENT:

SECTION 1.  ACCURACY OF RECITALS.

         Borrower acknowledges the accuracy of the Recitals.

SECTION 2.  MODIFICATIONS OF LOAN DOCUMENTS; OTHER AGREEMENTS.

         2.1 The following definitions in Section 1.1 of the Senior Credit Agreement are hereby amended to read as follows:

                  "Discontinued Operations" means the railcar seat operations conducted by the Company's Subsidiaries known as Artcraft Industries Corp. and Coach and Car Equipment Corp.

                  "EBITDA" means Net Income, plus the sum of all interest expense, depreciation and amortization deducted in computing such Net Income, less any debt service on Subordinated Debt, all calculated as follows:

                           (i) for the fiscal quarter ending March 31, 1999, the
                  EBITDA for said fiscal quarter multiplied by 4;

                           (ii) for the six month fiscal period ending June 30,
                  1999, the EBITDA for said period multiplied by 2;

                           (iii) for the nine month fiscal period ending
                  September 30, 1999, the EBITDA for said period multiplied by 1.33; and

                           (iv) thereafter, the EBITDA for the prior four fiscal
                  quarters, using a rolling four quarter period;

         provided, however, that any losses recorded due to the Discontinued Operations shall be disregarded in the calculation of Net Income.

                  "Imperial" means IMPERIAL BANK, a California banking corporation, successor by merger to IMPERIAL BANK ARIZONA, an Arizona banking corporation.

                  "Interest Period" means:

                           (a) For each LIBOR Based Rate RLC Advance, the period
                  commencing on the date of such LIBOR Based Rate RLC Advance and ending on the last day of the period selected by Borrower pursuant to the provisions herein and, thereafter, each subsequent period commencing on the date after the last day of the immediately preceding Interest Period and ending on the last day of the period selected by Borrower pursuant to the provisions herein. The duration of each Interest Period shall be one month, two months or three months, as selected by Borrower (A), for a new RLC Advance, in the request for a LIBOR Based Rate RLC Advance or (B), for an outstanding RLC Advance, in the request for a LIBOR Based Rate RLC Advance to continue bearing interest at the LIBOR Based Rate or (C), for an outstanding Variable Rate RLC Advance, in the request to convert to a LIBOR Based Rate RLC Advance; provided, however, that:

                                    (i) Interest Periods commencing on the same
                           date shall be of the same duration;

                                    (ii) Whenever the last day of any Interest
                           Period would otherwise occur on a day other than a

                           Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and

                                    (iii) No Interest Period with respect to any
                           RLC Advance shall extend beyond the RLC Maturity
                           Date.

                           (b) For each LIBOR Based Rate Term Portion, one
                  month, commencing on the first day of each month and ending on the last day of each month; provided, however, that no Interest Period shall extend beyond the Term A Maturity Date or the Term B Maturity date, as applicable.

                  "LIBOR Based Rate" means the rate per annum equal to the sum of (i) the LIBOR Based Rate Factor per annum in effect, and (ii) the rate per annum obtained by dividing (A) the offered rate for United States dollar deposits of not less than $1,000,000.00 for a period of time equal to each Interest Period as of 11:00 A.M. City of London, England time as to the RLC two London Business Days prior to, and as to the Term Loans, the first date of each Interest Period as shown on the display designated as "British Bankers Assoc. Interest Settlement Rates" on the Telerate System ("Telerate"), Page 3750 or Page 3740, or such other page or pages as may replace such pages on Telerate for the purpose of displaying such rate; provided, however, that if such rate is not available on Telerate then such offered rate shall be otherwise independently determined by the Administrative Agent from an alternate, substantially similar independent source available to the Administrative Agent or shall be calculated by the Administrative Agent by a substantially similar methodology as that theretofore used to determine such offered rate in Telerate, by (B) a percentage equal to one hundred percent (100%) minus the Eurodollar Rate Reserve Percentage for the period equal to such Interest Period. "London Business Day" means any day other than a Saturday, Sunday or a day on which banking institutions are generally authorized or obligated by law or executive order to close in the City of London, England. The LIBOR Based Rate will change to the extent of any change in the LIBOR Based Rate Factor. The LIBOR Based Rate Factor shall be recalculated ninety (90) days after the end of the final fiscal quarter of each fiscal year, and sixty (60) days after the end of each other fiscal quarter, based on the EBITDA Ratio for the prior fiscal quarter.

                  "LIBOR Based Rate Factor" means until the Pricing Adjustment Date 3.50%, and thereafter:

                           (a) 1.50% if the EBITDA Ratio is less than or equal
                  to 1.0 to 1.0.

                           (b) 1.75% if the EBITDA Ratio is less than or equal
                  to 1.5 to 1.0, but greater than 1.0 to 1.0.

                           (c) 2.0% if the EBITDA Ratio is less than or equal to
                  2.0 to 1.0, but greater than 1.5 to 1.0.

                           (d) 2.25% if the EBITDA Ratio is less than or equal
                  to 2.5 to 1.0, but greater than 2.0 to 1.0.

                           (e) 2.5% if the EBITDA Ratio is less than or equal to
                  3.0 to 1.0, but greater than 2.5 to 1.0.

                  "LIBOR Based Rate Term Portion" means any portion of a Term Loan that at any time bears interest at a LIBOR Based Rate.

                  "NIDA" means Net Income plus the sum of all depreciation and amortization deducted in computing such Net Income, less any income taxes paid in cash, all calculated as follows:

                               (i) for the fiscal quarter ending March 31, 1999,
                  the NIDA for said fiscal quarter multiplied by 4;

                               (ii) for the six month fiscal period ending June
                  30, 1999, the NIDA for said period multiplied by 2;

                               (iii) for the nine month fiscal period ending
                  September 30, 1999, the NIDA for said period multiplied by 1.33; and

                               (iv) thereafter, the NIDA for the prior four
                  fiscal quarters, using a rolling four quarter period;

         provided, however, that any losses recorded due to the Discontinued Operations shall be disregarded in the calculation of Net Income.

                  "RLC Commitment" means Twenty-Six Million And No/100 Dollars ($26,000,000.00) until the RLC Adjustment Date, after which it means Twenty Million And No/100 Dollars ($20,000,000.00).

                  "Term B Loan Commitment" means Two Million Five Hundred Thousand And No/100 Dollars ($2,500,000.00).

                  "Variable Rate Factor" means until the Pricing Adjustment Date 1.0%, and thereafter:

                           (a) 0% if the EBITDA Ratio is less than or equal to
                  2.5 to 1.0;

                           (b) 0.25% if the EBITDA Ratio is less than 3.0 to
                  1.0, but greater than 2.5 to 1.0.

         2.2 Section 1.1 of the Senior Credit Agreement is hereby amended by the addition of the following definitions:

                  "Accounts Receivable" means, as of any date, accounts receivable of Borrower on a consolidated basis.

                  "Compliance Date" means that date by which no Event of Default shall be outstanding and Borrower shall be in compliance with all Original Financial Covenants, calculated using a rolling four quarter period.

                  "Discontinued Operations Sale Date" means that date by which Borrower shall have sold its Discontinued Operations in accordance with
         Section 7.19.

                  "Eligible Account Receivable" means an amount owing to Borrower, as determined by the Administrative Agent in its sole and absolute discretion, which has arisen from the delivery and/or shipment of products previously made and from services rendered for which an invoice has been issued by Borrower to its customer ("Customer") (a) which amount is not subject to any offset, counterclaim or defense asserted by the Customer, (b) which amount is subject to a perfected security interest in favor of the Administrative Agent on behalf of the Banks and is not subject to any other security interest, lien, claim or encumbrances, and (c) which amount is not an uninsured amount owing from a Customer located in a foreign country.

                  "Eligible Inventory" means the inventory of Borrower (consisting of raw materials, work in progress, and finished goods), as determined by the Administrative Agent in its sole and absolute discretion, to be (a) in good condition and salable in the ordinary course of Borrower's business, (b) owned by Borrower free and clear of any mortgages, liens, security interests, claims, encumbrances or rights of others, excepting only the security interests in favor of the Administrative Agent on behalf of the Banks, (c) located in the United States of America at a location identified in a Security Agreement, (d) subject to a perfected security interest in favor of the Administrative Agent on behalf of the Banks, (e) not subject to any consignment to any customer, and

         (f) not acquired by Borrower in or as part of a bulk transfer of sale or assets unless Borrower has complied with all applicable bulk sales or bulk transfer laws.

                  "Original Financial Covenants" means those "Financial Covenants" as defined in the Senior Credit Agreement prior to any modification thereof.

                  "Pledge Agreement": See Section 4.1(c).

                  "Pricing Adjustment Date" means that date by which both the RLC Adjustment Date and the Compliance Date shall have occurred.

                  "Rail Credit Fee": See Section 3.2(d).

                  "Reporting Period" means each month and fiscal quarter until the Compliance Date and thereafter each fiscal quarter.

                  "RLC Adjustment Date" means the earliest of (i) July 31, 1999,
         (ii) the Discontinued Operations Sale Date, or (iii) the date on which the aggregate outstanding principal balance of the RLC is reduced to a balance below $20,000,000.00 by Borrower from funds obtained by it from a junior capital source.

                  "RLC Borrowing Base" means the amount, from time to time, equal to the sum of (i) eighty percent (80%) of the aggregate consolidated book value of the Eligible Accounts Receivable of Borrower, (ii) thirty percent (30%) of the aggregate consolidated book value of the Eligible Inventory of Borrower, and (iii) thirty percent (30%) of the aggregate Costs and Estimated Earnings in excess of Billings (as described in the Company's financial statements).

                  "RLC Borrowing Base Certificate" means a certificate of an Authorized Officer setting forth a detailed reconciliation of the RLC Balance against the definitional components of the RLC Borrowing Base, substantially in the form of Exhibit "A-1" attached hereto signed by an Authorized Officer.

         2.3 Section 2.1 of the Senior Credit Agreement is hereby amended by the deletion of the following definitions:

                  Variable Rate Term Loan Advance
                  Variable Rate Term Portion

         2.4 Section 2.1 of the Senior Credit Agreement is hereby amended to read as follows:

                  2.1 RLC Commitment. Each Bank agrees, severally but not jointly, to loan to or for the benefit of Borrower, and Borrower shall be entitled to draw upon and borrow, in the manner and upon the terms and conditions contained in this Senior Credit Agreement, an amount that shall not exceed that Bank's Pro Rata Share of the lesser of the RLC Borrowing Base or the RLC Commitment.

         2.5 Section 2.2 of the Senior Credit Agreement is hereby amended to read as follows:

                  2.2 Revolving Line.

                           (a) Subject to the terms and conditions set forth in
                  this Senior Credit Agreement, each Bank shall provide to Borrower a revolving line of credit (each, a "RLC"), against which a Bank shall fund its Pro Rata Share of each RLC Advance to be made to Borrower, repaid by Borrower, and readvanced to Borrower, as Borrower may request, and the Issuing Bank shall issue such Letters of Credit as Borrower shall request, which may be terminated or repaid by Borrower and reissued provided that (i) there is no Event of Default under any provision of this Senior Credit Agreement, (ii) no RLC Advance shall be made or Letter of Credit issued that would cause the RLC Balance to exceed the lesser of the RLC Borrowing Base or the RLC Commitment, (iii) no Bank shall be obligated under any circumstances to fund an RLC Advance in excess of that Bank's Pro Rata Share of the requested RLC Advance, (iv) the aggregate amount of a Bank's funding of the RLC Balance at any one time outstanding shall not exceed its Pro Rata Share of the lesser of the RLC Borrowing Base or the RLC Commitment, and (v) no Letter of Credit shall be issued with a Stated Expiry Date later than the RLC Maturity Date. The Banks shall not be obligated to fund their Pro Rata Share of any RLC Advance if, after giving effect thereto, any of the foregoing limitations would be exceeded.

                           (b) The failure of any Bank to fund its Pro Rata
                  Share of an RLC Advance in accordance with its Pro Rata Share of the lesser of the RLC Borrowing Base or the RLC Commitment shall not relieve any other Bank of its several obligations hereunder, but no Bank shall be liable with respect to the obligation of any other Bank hereunder.

                           (c) RLC Advances may be made for the purpose of
                  providing to Borrower working capital financing or in connection with a Disbursement under a Letter of Credit. No RLC Advances shall be made for the purpose of purchasing stock of the Borrower or refinancing any Subordinated Debt.

                           (d) Notwithstanding anything herein to the contrary,
                  an amount of the RLC Commitment equal to $600,000.00 shall not be disbursed for any purpose other than to pay the fees, costs and expenses of the Administrative Agent, the Banks and their agents (including, without limitation, attorneys' fees and costs) with respect to the documentation of the Loans, and the drafting of the Credit Documents and any modification thereof until the Administrative Agent shall have determined in its sole discretion that all such amounts have been fully paid.

         2.6 Section 2.5 of the Senior Credit Agreement is hereby amended to read as follows:

                  2.5 Excess Balance Repayment. There shall be due and payable from Borrower to the Banks, and Borrower shall immediately repay to the Banks, without notice or demand, from time to time, any amount by which the RLC Balance exceeds the lesser of the RLC Borrowing Base or the RLC Commitment.

         2.7 Section 2.10(b) of the Senior Credit Agreement is hereby amended to read as follows:

                  (b) Each Letter of Credit shall (i) by its terms be issued in a Stated Amount; (ii) have a Stated Expiry Date no later than the RLC Maturity Date; (iii) expire or be terminated by the beneficiary thereunder on or before its Stated Expiry Date; (iv) not cause the RLC Balance after the issuance of said Letter of Credit to exceed the lesser of the RLC Borrowing Base or the RLC Commitment; and (v) not cause the Outstanding LC Balance after the issuance of said Letter of Credit to exceed the Maximum LC Commitment.

         2.8 Section 2A.3 of the Senior Loan Agreement is hereby amended to read as follows:

                  2A.3 Term A Loan. The Term A Loan shall bear interest and be payable to the Banks upon the terms and conditions contained therein, which include the following provisions:

                           (a) Interest shall accrue on the unpaid principal of the Term A Loan at the LIBOR Based Rate.

                           (b) Principal shall be due and payable on the Payment Date in consecutive monthly installments equal to the Principal Payment, together with interest until the Term A Maturity Date.

                           (c) All interest shall be computed on the basis of a 360-day year and accrue on a daily basis for the actual number of days elapsed. No Interest Period shall begin on any day other than a Payment Date.

                           (d) The entire unpaid principal balance, all accrued and unpaid interest, and all other amounts payable under the Term A Note shall be due and payable in full on the Term A Maturity Date.

                           (e) The proceeds of the Term A Loan shall be
disbursed in a single Term A Loan Advance.

                           (f) [Intentionally left blank.]

                           (g) Each request for a Term A Loan Advance by the Borrower shall be irrevocable and binding on Borrower once the request is received by the Agent and the Agent notifies the Banks of the request. Prior to the Agent's notice of the request to the Banks, Borrower may revoke the request. Borrower shall indemnify each Bank against any cost, loss or expense incurred by any Bank as a result of Borrower's failure to fulfill, on or before the date specified for a Term A Loan Advance in any request for a Term A Loan Advance, the conditions to such Term A Loan Advance set forth herein, including any cost, loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by a Bank to fund such Term A Loan Advance when such Term A Loan Advance, as a result of such failure, is not made on the date so specified.

                  (h) [Intentionally left blank.]

                  (i) Nothing herein shall be deemed to relieve any Bank from its obligations to fulfill its Pro Rata Share of the Term A Loan Commitment hereunder or to prejudice any right which the Agent or the Borrower may have against any Bank as a result of any default by such Bank hereunder.

                  (j) Upon default, including failure to pay upon final maturity, the Banks, at their option, may also, if permitted under applicable law, do one or both of the following: (a) increase the applicable interest rate to the Default Rate, and/or (b) add any unpaid accrued interest to principal and such sum will bear interest therefrom until paid at the rate provided herein (including any increased rate). The interest rate will not exceed the maximum rate permitted by applicable law.

         2.9 Section 2B.3 of the Senior Loan Agreement is hereby amended to read as follows:

                  2B.3 Term B Loan. The Term B Loan shall be evidenced by the Term B Note, and shall bear interest and be payable to the Banks upon the terms and conditions contained therein, which include the following provisions:

                           (a) Interest shall accrue on the unpaid principal of the Term B Loan at the LIBOR Based Rate.

                           (b) Principal shall be due and payable on the Payment Date in consecutive monthly installments equal to the Principal Payment, together with interest until the Term B Maturity Date.

                           (c) All interest shall be computed on the basis of a 360-day year and accrue on a daily basis for the actual number of days elapsed. No Interest Period shall begin on any day other than a Payment Date.

                           (d) The entire unpaid principal balance, all accrued and unpaid interest, and all other amounts payable under the Term B Note shall be due and payable in full on the Term B Maturity Date.

                           (e) Each request for a Term B Loan Advance shall, in addition to complying with the other requirements in this Senior Credit Agreement, specify the date and amount of the requested Term B Loan Advance.

                           (f) After receiving a request for a Term B Loan Advance in the manner provided herein, the Administrative Agent shall promptly, before 11:30 a.m. (Phoenix, Arizona local time) on the date a Term B Loan Advance is requested, notify each Bank by telephone (confirmed promptly in writing), telefacsimile or cable of the terms of such request and such Bank's Pro Rata Share of the requested Term B Loan Advance. Each Bank shall, before 1:00 p.m. (Phoenix, Arizona local time) on the date a Term B Loan Advance is to be made as specified in a request for a Term B Loan Advance, deposit with the Administrative Agent such Bank's Pro Rata Share of the requested Term B Loan Advance in immediately available funds. Upon fulfillment of all applicable conditions set forth herein and after receipt by the Administrative Agent of such funds, the Administrative Agent shall pay or deliver all funds so received to the order of Borrower at the principal office of the Administrative Agent. The failure of any Bank to fund its Pro Rata Share of any Term B Loan Advance required of it hereunder shall not relieve any other Bank of its obligation to fund its Pro Rata Share of any Term B Loan Advance hereunder. If any Bank fails to fund its Pro Rata Share of the requested Term B Loan Advance and if all conditions to such Term B Loan Advance have apparently been satisfied, the Administrative Agent will make available to Borrower the funds received by it from the other Bank. Neither the Administrative Agent nor any Bank shall be responsible for the performance by any other Bank of its obligations hereunder.

                           Unless the Administrative Agent shall have received notice from a Bank prior to the date of any Term B Loan Advance that such Bank will not make available to the Administrative Agent such Bank's Pro Rata Share of the requested Term B Loan Advance, the Administrative Agent may assume that such Bank has made such amount available to the Administrative Agent on the date of such Term B Loan Advance in accordance with this Section and the Administrative Agent may, in reliance upon such assumption, make available a corresponding amount to or on behalf of Borrower on such date. If and to the extent any Bank shall not have so made its Pro Rata Share of the requested Term B Loan Advance available to the Administrative Agent (the "Term Principal Shortfall Amount"), Borrower agrees to repay the Term Principal Shortfall Amount to the Administrative Agent forthwith on demand, together with interest thereon for each day from (and including) the date such amount is made available to or on behalf of Borrower to (but excluding) the date such amount is repaid to the Administrative Agent, at the rate per annum equal to the rate otherwise applicable to the Term B Loan Advance in question.

                           (g) [Intentionally left blank.]

                           (h) [Intentionally left blank.]

                           (i) Each request for a Term B Loan Advance by the Borrower shall be irrevocable and binding on Borrower once the request is received by the Agent and the Agent notifies the Banks of the request. Prior to the Agent's notice of the request to the Banks, Borrower may revoke the request. Borrower shall indemnify each Bank against any cost, loss or expense incurred by any Bank as a result of Borrower's failure to fulfill, on or before the date specified for a Term B Loan Advance in any request for a Term B Loan Advance, the conditions to such Term B Loan Advance set forth herein, including any cost, loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by a Bank to fund such Term B Loan Advance when such Term B Loan Advance, as a result of such failure, is not made on the date so specified.

                           (j) [Intentionally left blank.]

                           (k) Nothing herein shall be deemed to relieve any Bank from its obligations to fulfill its Pro Rata Share of the Term Loan Commitment hereunder or to prejudice any right which the Agent or the Borrower may have against any Bank as a result of any default by such Bank hereunder.

                           (l) Upon default, including failure to pay upon final maturity, the Banks at their option, may also, if permitted under applicable law, do one or both of the following: (a) increase the applicable interest rate to the Default Rate, and/or (b) add any unpaid accrued interest to principal and such sum will bear interest therefrom until paid at the rate provided herein (including any increased rate). The interest rate will not exceed the maximum rate permitted by applicable law.

         2.10 Section 3.2(a) of the Senior Loan Agreement is hereby amended to read as follows:

                  (a) RLC Non-Use Fee. Borrower agrees to pay the Administrative Agent for distribution to the Banks pursuant to Section 9A.8 hereof a quarterly fee (the "RLC Non-Use Fee") in an annualized amount equal to one percent (1.0%) until the Pricing Adjustment Date, and thereafter one-half percent (0.5%), of the average daily undrawn balance of the RLC Commitment during the prior calendar quarterly period. For purposes of calculating the RLC Non-Use Fee, the Outstanding LC Balance on any date shall be deemed to have been drawn. The RLC Non-Use Fee shall initially accrue from the Closing Date and shall be due and payable in arrears within three (3) Business Days after written notice of such amount due by the Administrative Agent to Borrower and shall be non-refundable.

         2.11 Section 3.2 of the Senior Loan Agreement is hereby amended by the addition of the following Paragraph (e):

                  (e) Rail Credit Fee. Company agrees to pay the Administrative Agent for distribution to the Banks a monthly fee (the "Rail Credit Fee") equal to $100,000.00 in advance on the first day of each month, commencing May 1, 1999 if the Discontinued Operations Sale Date has not yet occurred and continuing until the Discontinued Operations Sale Date has occurred. The Rail Credit Fee shall be distributed by the Administrative Agent as follows: $80,000.00 to Bank One and $20,000.00 to Imperial.

         2.12 Section 4.1 of the Senior Credit Agreement is hereby amended by the addition of the following Paragraph (c):

                  (c) So long as any Loan is outstanding, Company shall cause such Loan and Borrower's obligations under this Senior Credit Agreement to be secured at all times by a valid and effective pledge and irrevocable proxy security agreement (each, a "Pledge Agreement"), each duly executed and delivered by Company (or if applicable, by a Subsidiary), together with the stock related thereto and any other documents reasonably requested by the Administrative Agent, granting the Administrative Agent on behalf of the Banks and the Issuing Bank a valid and enforceable security interest in the stock owned by Company (or if applicable, by a Subsidiary) of any Subsidiary, subject to no prior Lien other than Permitted Liens.

         2.13 Sections 7.1(a) and (c) of the Senior Credit Agreement are hereby amended to read as follows:

                  (a) Consolidated Periodic Statements of the Company. As soon as available, and in any event within thirty (30) days after the end of each month until the Compliance Date, within seventy-five (75) days after the end of the final fiscal quarter of each fiscal year, and within forty-five (45) days after the end of all other fiscal quarters, copies of the consolidated balance sheet of the Company as of the end of the applicable Reporting Period, and consolidated statements of income of the Company for that Reporting Period and for the portion of the fiscal year ending with such Reporting Period, in each case setting forth in comparative form the figures for the corresponding period of the preceding fiscal year, all in reasonable detail and fairly stated and prepared in accordance with GAAP.

                  (c) Compliance Certificate of the Company. Within seventy-five
         (75) days after the end of the final fiscal quarter of each fiscal year, and within forty-five (45) days after the end of all other fiscal quarters, a certificate (the "Compliance Certificate") substantially in the form of Exhibit "A" attached hereto signed by an Authorized Officer, (i) stating that a review of the activities of Borrower during such Reporting Period or year has been made under his/her supervision, that, as of such date, Borrower has observed, performed and fulfilled each and every obligation and covenant contained herein and no Event of Default exists under any of the same or, if any Event of Default shall have occurred, specifying the nature and status thereof, and stating that all financial statements delivered to the Banks during the respective period pursuant to Section 7.1(a) and 7.1(b) hereof, to such officer's knowledge after due inquiry, fairly present in all material respects the financial position of the Company and the results of its operations at the dates and for the periods indicated, and have been prepared in accordance with GAAP, subject to year end audit and adjustments, (ii) setting forth in such level of detail as the Banks shall reasonably require a calculation of the Financial Covenants as of the end of that fiscal quarter, and (iii) reporting on the profit status of its principal contracts.

         2.14 Section 7.1 of the Senior Credit Agreement is hereby amended by the addition of the following Paragraph:

                  (h) RLC Borrowing Base Certificate. No later than thirty (30) days after the end of each month a fully executed RLC Borrowing Base Certificate.

         2.15 Section 7.19 of the Senior Credit Agreement is hereby amended to read as follows:

                  7.19 Discontinued Operations.

                           (a) Upon its sale of the Discontinued Operations, the
                  Company shall apply the net proceeds from such sale to the repayment of the Loans, first to the extent applicable the RLC, second to the extent applicable the Term B Loan and third to the extent applicable the Term A Loan.

                           (b) The Discontinued Operations shall be sold by the
                  Company no later than July 31, 1999. The net sales price therefrom to be applied to the prepayment of the RLC Loans shall not be less than $10,000,000.00 unless the Banks otherwise agree in writing.

                           (c) Unless the Banks otherwise agree in writing, the
                  Company shall not invest, directly or indirectly, more than an additional $1,500,000.00 in cash in the Discontinued Operations during the 1999 fiscal year.

         2.16 Article 7 of the Senior Credit Agreement is hereby amended by the addition of the following Section 7.20:

                  7.20 Building Sale. The building located at 10016 South 51st Street, Phoenix, Arizona shall be sold no later than April 30, 1999. As a result of such sale, at least $2,000,000 of such sale proceeds shall be available for, and shall be applied to, the repayment of the Loans, first to the extent applicable the RLC and thereafter to the other Loans.

         2.17 Section 8.9 of the Senior Credit Agreement is hereby amended to read as follows:

                  8.9 Financial Covenants. It will not permit:

                           (a) Its EBITDA Ratio to be more than 3.5 to 1.0 until
                  the earlier of July 31, 1999 or the Discontinued Operations Sale Date, and thereafter 3.0 to 1.0 at the end of any fiscal quarter.

                           (b) Its Current Ratio to be less than 1.50 to 1.0 at
                  the end of any fiscal quarter.

                           (c) Its Debt Coverage Ratio to be less than 1.75 to
                  1.0 at the end of any fiscal quarter.

                           (d) Its Tangible Net Worth Percentage to be less than
                  fifty percent (50.0%) at the end of any fiscal quarter.

                           (e) Its Net Income for any two consecutive fiscal
                  quarters, beginning with the two fiscal quarters ending June 30, 1999, or for any fiscal year beginning with the 1999 fiscal year to be less than zero (i.e. net loss), provided that any decrease in Net Income resulting from the Discontinued Operations shall be disregarded in the calculation of Net Income.

                           (f) Its EBITDA to be less than $3,000,000.00 for the
                  fiscal quarter ending March 31, 1999 and $4,000,000.00 for any fiscal quarter thereafter, calculated for each such fiscal quarter without any annualization adjustment.

         2.18 Article 8 of the Senior Credit Agreement is hereby amended by the addition of the following Section 8.10:

                  8.10 Use of Senior Bank Debt. Until the latest of the Discontinued Operations Sale Date, the RLC Adjustment Date and the Compliance Date, it will not repay or reduce the principal of any Indebtedness, the payment of which is subordinate to that of the Loans, or repurchase or redeem any stock of the Company or of any Subsidiary.

         2.19 Section 9A.8(a) of the Senior Credit Agreement is hereby amended to read as follows:

                  (a) Administrative Agent, upon receipt, shall promptly distribute in like funds as received to each Bank its Pro Rata Share of all payments of principal, interest and fees (including without limitation any Letter of Credit Fees) received by Administrative Agent on or with respect to the Loans, whether collected from Borrower, or any security for the Loans, or otherwise, after first deducting any costs, fees or other charges due Administrative Agent hereunder or under the Credit Documents, with the exception of (i) the RLC "Non-Use Fee" of which Imperial shall receive until the Pricing Adjustment Date three-quarters, and thereafter one-half, of its Pro Rata Share, (ii) the Termination Fee of which Imperial shall receive a share based on its share of the Total Commitment, and (iii) any charge for the administrative expenses of the Issuing Bank in connection with the Letters of Credit paid by Borrower pursuant to Section 2.12, which amounts shall be paid to the Issuing Bank.

         2.20 Each of the RLC Notes is hereby amended as follows:

                  (a) The amount of the RLC Note held by Bank One shall be equal to its Pro Rata Share of the RLC Commitment as shown from time to time on Schedule 1.1 attached to the Senior Credit Agreement.

                  (b) The amount of the RLC Note held by Imperial shall be equal to its Pro Rata Share of the RLC Commitment as shown from time to time on Schedule 1.1 attached to the Senior Credit Agreement.

         2.21 Paragraph A of the Term A Note held by Bank One and Paragraph A of Exhibit D-2 to the Senior Credit Agreement are each hereby amended to read as follows:

                  A. Interest shall accrue on the unpaid principal of the Term A Loan at the LIBOR Based Rate.

         2.22 Paragraph A of the Term B Note held by Bank One and Paragraph A of Exhibit D-3 to the Senior Credit Agreement are each hereby amended to read as follows:

                  A. Interest shall accrue on the unpaid principal of the Term B Loan at the LIBOR Based Rate.

         2.23 All references in the Term B Note held by Bank One to "$5,000,000.00" are hereby amended to read "$2,500,000.00."

         2.24 Schedule 1.1 of the Senior Credit Agreement is hereby amended to read as attached hereto.

         2.25 Schedule 6.18 of the Senior Credit Agreement is hereby amended to read as attached hereto.

         2.26 Exhibit "A" to the Senior Credit Agreement is hereby amended to read as attached hereto.

         2.27 The reference to "$20,000,000.00" in Section 2(a) of each Security Agreement is hereby amended to read "$26,000,000.00."

         2.28 The reference to "$5,000,000.00" in Section 2(c) of each Security Agreement is hereby amended to read "$2,500,000.00."

         2.29 Each of the Loan Documents is modified to provide that it shall be a default or an event of default thereunder if Borrower shall fail to comply with any of the covenants of Borrower herein or if any representation or warranty by Borrower herein or by any guarantor in any related Consent and Agreement of Guarantors is materially incomplete, incorrect, or misleading as of the date hereof.

         2.30 Each reference in the Credit Documents to any of the Credit Documents is hereby amended to be a reference to such document as modified herein.

SECTION 3.  RATIFICATION OF CREDIT DOCUMENTS AND COLLATERAL.

         The Credit Documents are ratified and affirmed by Borrower and shall remain in full force and effect as modified herein. Any property or rights to or interests in property granted as security in the Credit Documents shall remain as security for the Loans and the obligations of Borrower in the Credit Documents.

SECTION 4.  BORROWER REPRESENTATIONS AND WARRANTIES.

         Company and each Co-Borrower to the extent applicable represents and warrants to the Banks:

         4.1 No default or event of default under any of the Credit Documents as modified herein, nor any event, that, with the giving of notice or the passage of time or both, would be a default or an event of default under the Credit Documents as modified herein has occurred and is continuing.

         4.2 There has been no material adverse change in the financial condition of Borrower or any other person whose financial statement has been delivered to the Banks in connection with the Loans from the most recent financial statement received by the Banks.

         4.3 Each and all representations and warranties of Borrower in the Credit Documents are accurate on the date hereof.

         4.4 Borrower has no claims, counterclaims, defenses, or set-offs with respect to the Loans or the Credit Documents as modified herein.

         4.5 The Credit Documents as modified herein are the legal, valid, and binding obligation of Borrower, enforceable against Borrower in accordance with their terms.

         4.6 Borrower is validly existing under the laws of the State of its formation or organization and has the requisite power and authority to execute and deliver this Agreement and to perform the Credit Documents as modified herein. The execution and delivery of this Agreement and the performance of the Credit Documents as modified herein have been duly authorized by all requisite action by or on behalf of Borrower. This Agreement has been duly executed and delivered on behalf of Borrower.

SECTION 5.  BORROWER COVENANTS.

         Borrower covenants with the Banks:

         5.1 Borrower shall execute, deliver, and provide to the Administrative Agent such additional agreements, documents, and instruments as reasonably required by the Banks to effectuate the intent of this Agreement.

         5.2 Borrower fully, finally, and absolutely and forever releases and discharges the Administrative Agent and the Banks and their present and former directors, shareholders, officers, employees, agents, representatives, successors and assigns, and their separate and respective heirs, personal representatives, successors and assigns, from any and all actions, causes of action, claims, debts, damages, demands, liabilities, obligations, and suits, of whatever kind or nature, in law or equity of Borrower, whether now known or unknown to Borrower, and whether contingent or matured, (i) in respect of the Loans, the Credit Documents, or the actions or omissions of the Administrative

Agent or the Banks in respect of the Loans or the Credit Documents and (ii) arising from events occurring prior to the date of this Agreement.

         5.3 Borrower agrees to deliver to the Administrative Agent the original of all shares of stock of each direct and indirect Subsidiary of the Company including that of Simula Automotive Safety Devices Limited, no later than February 19, 1999. Failure to do so shall be an Event of Default.

SECTION 6. CONDITIONS PRECEDENT.

         The agreements of the Banks and the Administrative Agent and the modifications contained herein shall not be binding(1) upon the Banks until the Banks have executed and delivered this Agreement and the Administrative Agent has received, at Borrower's expense, all of the following, all of which shall be in form and content satisfactory to the Administrative Agent and shall be subject to approval by the Administrative Agent:

         6.1 An original of this Agreement fully executed by the Borrower and all Guarantors;

         6.2 A modification fee in the amount of $300,000.00 of which $235,000.00 shall be paid to Bank One and $65,000.00 to Imperial, and an arrangement fee of $25,000.00 to Bank One;

         6.3 An original Pledge and Irrevocable Proxy Security Agreement for each Subsidiary, fully executed by the Company or if applicable a Subsidiary, together with executed assignments of the Subsidiary's stock;

         6.4 Such resolutions or authorizations and such other documents as the Administrative Agent may require relating to the existence and good standing of each Borrower and Guarantor the authority of any person executing this Agreement or other documents on behalf of each Borrower and Guarantor; and

         6.5 Payment of all the internal and external costs and expenses incurred by the Administrative Agent and the Banks in connection with this Agreement (including, without limitation, inside and outside attorneys, appraisal, appraisal review, processing, title, filing, and recording costs, expenses, and fees).

--------
(1) The Administrative Agent acknowledges that the effective date of this Agreement is February 16, 1999.

SECTION 7. INTEGRATION, ENTIRE AGREEMENT, CHANGE, DISCHARGE, TERMINATION, OR
           WAIVER.

         The Credit Documents as modified herein contain the complete understanding and agreement of Borrower and the Banks in respect of the Loans and supersede all prior representations, warranties, agreements, arrangements, understandings, and negotiations. No provision of the Credit Documents as modified herein may be changed, discharged, supplemented, terminated, or waived except in a writing signed by the parties thereto.

SECTION 8. BINDING EFFECT.

         The Credit Documents as modified herein shall be binding upon and shall inure to the benefit of Borrower and the Banks and their successors and assigns and the executors, legal administrators, personal representatives, heirs, devisees, and beneficiaries of Borrower, provided, however, Borrower may not assign any of its right or delegate any of its obligation under the Credit Documents and any purported assignment or delegation shall be void.

SECTION 9. CHOICE OF LAW.

         This Agreement shall be governed by and construed in accordance with the laws of the State of Arizona, without giving effect to conflicts of law principles.

SECTION 10. COUNTERPART EXECUTION.

         This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document. Signature pages may be detached from the counterparts and attached to a single copy of this Agreement to physically form one document.

         DATED as of the date first above stated.

                                         SIMULA, INC., an Arizona corporation



                                         By:/s/Donald Townsend
                                         Name:    Donald Townsend
                                         Its:  Treasurer